CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

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NEWS RELEASE
                                                     ***For Immediate Release***

                                                        For further information:
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                                                             Natalie S. Hairston
                                                                    281/877-7100

CHAPARRAL RESOURCES, INC. ANNOUNCES FURTHER FINANCING DEVELOPMENTS
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Houston, Texas, September 21, 2000 -- Chaparral Resources, Inc. (NASDAQ: CHAR)
announced today the execution of an agreement to sell $3.0 million of the Company's common stock to Capco Resources, Ltd. ("Capco"), a Canadian corporation, at $1.86 per share, the issuance of unsecured, fully subordinated 8% Non-negotiable Convertible Promissory Notes (the "Notes") in the principal amount of $4.0 million to two stockholders of the Company, and conversion of $20,845,369 of the Company's outstanding Notes, plus accrued interest, into 11,690,259 shares of the Company's common stock at $1.86 per share.

On September 21, 2000, the Company entered into an agreement with Capco to acquire $1.0 million of the Company's common stock for $1.86 per share on or before September 29, 2000 and an additional $2.0 million of the Company's common stock at a price of $1.86 per share on or before October 30, 2000. Assuming the terms of the Capco agreement are fulfilled, the Company will issue Capco a total of 1,612,903 shares of the Company's common stock.

The Company also issued $2.0 million in Notes to each of the Company's two largest stockholders, Allen & Company Incorporated ("Allen") and Whittier Ventures LLC ("Whittier") on September 21, 2000, in accordance with their February 2000 equity support agreements with the Company's senior lender, Shell Capital Limited ("Shell"). Allen and Whittier held $9,827,161 and $4,050,959, respectively, of the Company's Notes, plus accrued interest, after the issuance of the additional $4.0 million in indebtedness.

Additionally, the Company repaid a $500,000 promissory note, plus accrued interest, through the issuance of a $505,600 aggregate principal amount Note on September 15, 2000. The holder of the Note is not affiliated with the Company. The Company also repaid a $500,000 promissory note held by Whittier using proceeds received from the issuance of the Notes.

Upon the completion of the $4.0 million Note placement with Allen and Whittier, the $3.0 equity subscription agreement with Capco, and receipt of the initial $1.0 million in proceeds from Capco, Shell has agreed to extend the Company's commitment to raise a total of $10.0 million in equity or debt financing from September 30, 2000 until October 31, 2000. The Company has raised $7.5 million of the total $10.0 million equity commitment through the issuance of Notes in August and September 2000. The Company expects to satisfy the remaining equity commitment to Shell through the $3.0 million Capco agreement. The Company has a $24.0 million loan agreement (the "Loan") with Shell and has borrowed $21.5 million to date under the Loan.

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Chaparral Resources, Inc. News Release
September 21, 2000
Page 2


The Company converted a total of $20,845,369 in outstanding Notes, plus accrued interest of $898,513, into 11,690,259 shares, or 92.26%, of the Company's outstanding common stock, in its efforts to complete the Capco subscription agreement and, therefore, satisfy the Company's $10.0 million equity commitment to Shell under the Loan. The conversion provision of the Notes was originally subject to stockholder approval, but the Board of Directors authorized management to obtain approval from the holders of the Notes to amend the terms of the Notes to allow immediate conversion into the Company's common stock. On September 21, 2000, the Company obtained approval from the note holders and the Notes were converted.

The conversion feature of the Notes represents a "beneficial conversion feature" as addressed in EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. Accordingly, upon the conversion of the Notes, the Company recorded total additional debt discount and additional paid in capital equal to $20,340,000, the face amount of the Notes net of original discount. This amount has been immediately charged to interest expense on the date of conversion. The adjustment has a negative impact on earnings, but no impact on total stockholder's equity.

The conversion of the Notes and the issuance of common stock to Capco will have a significant impact on the common stock ownership of the Company, including the common stock ownership of Allen, Whittier, and John G. McMillian, the Co-Chairman and Chief Executive Officer of the Company. Prior to the conversion of the Notes, Allen, Whittier, and Mr. McMillian held 12.58%, 5.66%, and 0.7%, respectively, of the Company's outstanding common stock. Allen, Whittier, and Mr. McMillian will own 39.80%, 16.18%, and 2.7%, respectively, of the Company's outstanding common stock after conversion of the Notes and the prospective issuance of 1,612,903 shares of the Company's common stock to Capco. Capco, which also held $750,000 of the Company's Notes, will own a total of 14.28% of the Company's outstanding common stock after conversion of the Notes and performance of their subscription agreement with the Company. All other holders of the Notes, none of which are affiliates of the Company, will own a combined 21.68% of the Company's outstanding common stock after completion of the Capco equity transaction.

The Company's Board of Directors is evaluating the future status of conducting a rights offering to the Company's common stockholders at a conversion price of $1.86 per share. The Company has not made any decision at this time, but may choose to delay, withdraw, or proceed with the rights offering.

As of September 21, 2000, the Company has 12,670,740 shares of common stock outstanding. Assuming the Capco agreement is consummated, the Company will have a total of 14,283,643 shares of common stock outstanding. Furthermore, the Shell warrant, subject to certain anti-dilution provisions, will represent the right to purchase up to 1,785,455 shares of the Company's common stock at an exercise price of $9.79 per share.

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Chaparral Resources, Inc. News Release
September 21, 2000
Page 3


The Board of Directors has authorized a stock option plan for its directors, employees and consultants. The Company has reserved 15% of its outstanding common stock, after consideration of the Capco transaction, for issuance under the stock option plan, or 2,142,547 shares of the Company's common stock, a portion of which will be issued at $1.86 per share. The granting of stock options with an exercise price below the current market price of the Company's common stock will result in a charge to the Company's earnings for the period covering the granting of such options as compensation expense. As of September 21, 2000, no grants have been made under the plan.

The Company has received a fairness opinion from its independent financial advisor with respect to the fairness, from a financial point of view, of the conversion of the outstanding Notes and the issuance of the Company's common stock to Capco for $1.86 per share.

In late August 2000, Karakuduk-Munay, JSC ("KKM") delivered approximately 73,000 barrels of crude oil to Shell Trading International Limited ("STASCO"), an affiliate of Shell, for approximately $1,625,000, net of royalty and transportation costs. KKM nominated approximately 146,000 barrels for delivery in September 2000, but only received government approval for the export sale of approximately 73,000 barrels of crude oil, which is expected to generate approximately $1,600,000, net of royalty and transportation costs. KKM has nominated approximately 182,000 barrels for October 2000 delivery to the export market, but has no assurances that the nomination will be approved, in whole or in part, by the Kazakh government.

The government of Kazakhstan has required KKM to sell approximately 42,000 barrels of crude oil on the local market in October 2000, which is expected to generate approximate cash proceeds of $450,000, net of royalty and transportation costs. The impact on the Company's available cash flow from local oil sales is significant, given the discrepancy between local market and world market oil prices. KKM is prohibited from making local oil sales under the Loan, but has received a waiver from Shell regarding the current local sales requirement.

The Company can provide no assurances that local oil sales will not be required in the future or if required, will not have a significant negative impact on the Company's available working capital necessary to develop the Karakuduk Field. The Company's future expenditures are expected to be substantially met through cash proceeds from oil sales. If sufficient cash proceeds are not available, the Company will be required to seek other sources of equity or debt financing in order to meet working capital needs. The Company cannot provide assurance that such equity or debt financing would be available, or if available, would be obtained on terms favorable to the Company.

KKM has drilled and completed two wells into two previously untested zones which do not currently have any proven crude oil reserves attributed to them. The two wells are producing approximately 1,900 barrels of oil per day, or 38% of KKM's daily productive capacity, but neither well has been fully tested or evaluated at this time.

Chaparral Resources, Inc. is an international oil and gas exploration and production company. The Company participates in the development of the Karakuduk Field through KKM of which the Company is the operator. The Company owns a 50% beneficial ownership interest in KKM with the other 50% ownership interest being held by Kazakh companies, including KazakhOil, the government-owned oil company.

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Chaparral Resources, Inc. News Release
September 21, 2000
Page 4


Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the ability of the Company to secure financing, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates and the Company's ability to replace and expand oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K/A and other filings with the Securities and Exchange Commission.



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